Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS THIRD QUARTER 2025 RESULTS

●	Third quarter comparable store sales growth of 5.6%
●	9% increase in third quarter operating income
●	12% increase in third quarter diluted earnings per share to $0.85

Springfield, MO, October 22, 2025 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue and earnings for its third quarter ended September 30, 2025.

3rd Quarter Financial Results

Brad Beckham, O’Reilly’s CEO, commented, “We are pleased to report another quarter of solid performance and profitable growth, highlighted by a 5.6% increase in comparable store sales and a 12% increase in diluted earnings per share for the third quarter.  Our Team continues to execute our proven business model at a very high level, generating robust sales growth by delivering share gains on both sides of our business.  Team O’Reilly’s commitment to providing unparalleled service to our customers drove our strong results, and I would like to thank each of our over 93,000 Team Members for their unrelenting hard work and dedication.”

Sales for the third quarter ended September 30, 2025, increased $341 million, or 8%, to $4.71 billion from $4.36 billion for the same period one year ago.  Gross profit for the third quarter increased 8% to $2.44 billion (or 51.9% of sales) from $2.25 billion (or 51.6% of sales) for the same period one year ago.  Selling, general and administrative expenses (“SG&A”) for the third quarter increased 8% to $1.46 billion (or 31.1% of sales) from $1.35 billion (or 31.0% of sales) for the same period one year ago.  Operating income for the third quarter increased 9% to $976 million (or 20.7% of sales) from $897 million (or 20.5% of sales) for the same period one year ago.

Net income for the third quarter ended September 30, 2025, increased $60 million, or 9%, to $726 million (or 15.4% of sales) from $665 million (or 15.2% of sales) for the same period one year ago.  Diluted earnings per common share for the third quarter increased 12% to $0.85 on 853 million shares versus $0.76 on 875 million shares for the same period one year ago.  The Company completed a 15-for-1 forward stock split on June 10, 2025, and accordingly all share and per share data in current and comparable periods have been adjusted to reflect the split.

Year-to-Date Financial Results

Mr. Beckham concluded, “As a result of our year-to-date performance and updated outlook for the remainder of 2025, we are raising our full-year 2025 comparable store sales guidance to a range of 4.0% to 5.0%.  We remain confident in the underlying demand drivers of our industry and our Team’s ability to grow our share of the market by delivering industry-leading customer service.”

Sales for the first nine months of 2025 increased $755 million, or 6%, to $13.37 billion from $12.61 billion for the same period one year ago.  Gross profit for the first nine months of 2025 increased 7% to $6.89 billion (or 51.5% of sales) from $6.45 billion (or 51.2% of sales) for the same period one year ago.  SG&A for the first nine months of 2025 increased 8% to $4.26 billion (or 31.8% of sales) from $3.94 billion (or 31.2% of sales) for the same period one year ago.  Operating income for the first nine months of 2025 increased 5% to $2.63 billion (or 19.7% of sales) from $2.51 billion (or 19.9% of sales) for the same period one year ago.

Net income for the first nine months of 2025 increased $97 million, or 5%, to $1.93 billion (or 14.5% of sales) from $1.84 billion (or 14.6% of sales) for the same period one year ago.  Diluted earnings per common share for the first nine months of 2025 increased 8% to $2.25 on 858 million shares versus $2.08 on 884 million shares for the same period one year ago.

3rd Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores, and sales to Team Members, as well as sales from Leap Day for the nine months ended September 30, 2024.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 5.6% for the third quarter ended September 30, 2025, on top of 1.5% for the same period one year ago.  Comparable store sales increased 4.5% for the nine months ended September 30, 2025, on top of 2.4% for the same period one year ago.

Share Repurchase Program

During the third quarter ended September 30, 2025, the Company repurchased 4.3 million shares of its common stock, at an average price per share of $98.08, for a total investment of $420 million.  During the first nine months of 2025, the Company repurchased 17.6 million shares of its common stock, at an average price per share of $90.95, for a total investment of $1.60 billion.  Excise tax on shares repurchased, assessed at one percent of the fair market value of shares repurchased, was $16.0 million for the nine months ended September 30, 2025.  Subsequent to the end of the third quarter and through the date of this release, the Company repurchased an additional 0.8 million shares of its common stock, at an average price per share of $102.96, for a total investment of $79 million.  The Company has repurchased a total of 1.46 billion shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $18.46, for a total aggregate investment of $26.93 billion.  As of the date of this release, the Company had approximately $820 million remaining under its current share repurchase authorization.

Updated Full-Year 2025 Guidance

The table below outlines the Company’s updated guidance for selected full-year 2025 financial data:

For the Year Ending
December 31, 2025
Net, new store openings	200 to 210
Comparable store sales	4.0% to 5.0%
Total revenue	$17.6 billion to $17.8 billion
Gross profit as a percentage of sales	51.2% to 51.7%
Operating income as a percentage of sales	19.2% to 19.7%
Effective income tax rate	21.6%
Diluted earnings per share (1)	$2.90 to $3.00
Net cash provided by operating activities	$2.6 billion to $3.0 billion
Capital expenditures	$1.1 billion to $1.2 billion
Free cash flow (2)	$1.5 billion to $1.8 billion

During the third quarter, the Company accelerated the payment timing of transferable renewable energy tax credits that were originally planned to settle in early 2026, resulting in a reduction to its full-year net cash provided by operating activities guidance to the updated range of $2.6 billion to $3.0 billion.  The Company has also revised its expected full-year income tax rate from 22.3% to 21.6%, reflecting incremental benefits received from the accelerated payment.

(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2025
Net cash provided by operating activities		$2,625	to	$3,035
Less:	Capital expenditures	1,100	to	1,200
	Excess tax benefit from share-based compensation payments	25	to	35
Free cash flow		$1,500	to	$1,800

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation, and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, October 23, 2025, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 674813.  A replay of the conference call will be available on the Company’s website through Thursday, October 22, 2026.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of September 30, 2025, the Company operated 6,538 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,” “guidance,” “target,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; trade disputes and changes in trade policies, including the imposition of new or increased tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; damage, failure, or interruption of information technology systems, including information security and cyber-attacks; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2024, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Leslie Skorick (417) 874-7142
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 829-5709

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2025	September 30, 2024	December 31, 2024
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$204,513	$115,613	$130,245
Accounts receivable, net	422,849	401,950	356,839
Amounts receivable from suppliers	178,155	154,300	139,091
Inventory	5,610,118	4,913,237	5,095,804
Other current assets	181,340	113,187	117,916
Total current assets	6,596,975	5,698,287	5,839,895

Property and equipment, at cost	9,982,785	8,969,137	9,192,254
Less: accumulated depreciation and amortization	3,849,021	3,532,755	3,587,098
Net property and equipment	6,133,764	5,436,382	5,605,156

Operating lease, right-of-use assets	2,404,612	2,269,929	2,324,638
Goodwill	945,587	997,226	930,161
Other assets, net	198,689	175,698	193,891
Total assets	$16,279,627	$14,577,522	$14,893,741

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$7,060,609	$6,359,619	$6,524,811
Self-insurance reserves	180,138	123,505	149,387
Accrued payroll	154,288	141,361	107,495
Accrued benefits and withholdings	256,835	201,351	199,593
Income taxes payable	10,696	206,776	6,274
Current portion of operating lease liabilities	436,672	408,571	419,213
Other current liabilities	610,521	743,982	876,732
Total current liabilities	8,709,759	8,185,165	8,283,505

Long-term debt	5,915,530	5,359,810	5,520,932
Operating lease liabilities, less current portion	2,049,454	1,938,162	1,980,705
Deferred income taxes	240,728	325,869	247,599
Other liabilities	258,832	207,580	231,961

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 1,250,000,000
Issued and outstanding shares –
846,832,348 as of September 30, 2025,
867,583,800 as of September 30, 2024, and
862,232,760 as of December 31, 2024	8,468	8,676	8,622
Additional paid-in capital	1,519,584	1,441,349	1,454,518
Retained deficit	(2,438,352)	(2,875,955)	(2,791,288)
Accumulated other comprehensive income (loss)	15,624	(13,134)	(42,813)
Total shareholders’ deficit	(894,676)	(1,439,064)	(1,370,961)

Total liabilities and shareholders’ deficit	$16,279,627	$14,577,522	$14,893,741

Note:  The balance sheet at December 31, 2024, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Sales	$4,705,696	$4,364,437	$13,367,678	$12,612,878
Cost of goods sold, including warehouse and distribution expenses	2,265,750	2,113,212	6,479,709	6,159,421
Gross profit	2,439,946	2,251,225	6,887,969	6,453,457

Selling, general and administrative expenses	1,463,879	1,354,497	4,255,966	3,940,950
Operating income	976,067	896,728	2,632,003	2,512,507

Other income (expense):
Interest expense	(59,566)	(55,166)	(174,467)	(167,145)
Interest income	1,780	2,055	5,329	5,239
Other, net	5,369	4,304	6,591	9,266
Total other expense	(52,417)	(48,807)	(162,547)	(152,640)

Income before income taxes	923,650	847,921	2,469,456	2,359,867
Provision for income taxes	197,754	182,457	536,480	524,317
Net income	$725,896	$665,464	$1,932,976	$1,835,550

Earnings per share-basic:
Earnings per share	$0.86	$0.76	$2.26	$2.09
Weighted-average common shares outstanding – basic	848,292	869,971	853,909	878,442

Earnings per share-assuming dilution:
Earnings per share	$0.85	$0.76	$2.25	$2.08
Weighted-average common shares outstanding – assuming dilution	852,704	875,023	858,452	884,135

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Nine Months Ended
	September 30,
	2025	2024
Operating activities:
Net income	$1,932,976	$1,835,550
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	375,825	339,324
Amortization of debt discount and issuance costs	5,502	4,870
Deferred income taxes	(7,873)	8,536
Share-based compensation programs	27,108	21,600
Other	7,381	5,928
Changes in operating assets and liabilities:
Accounts receivable	(66,898)	(9,175)
Inventory	(486,368)	(212,491)
Accounts payable	532,599	252,454
Income taxes payable	(1,882)	198,780
Other	(189,869)	(20,287)
Net cash provided by operating activities	2,128,501	2,425,089

Investing activities:
Purchases of property and equipment	(899,783)	(732,916)
Proceeds from sale of property and equipment	16,882	10,268
Other, including acquisitions, net of cash acquired	(13,664)	(160,960)
Net cash used in investing activities	(896,565)	(883,608)

Financing activities:
Proceeds from borrowings on revolving credit facility	—	30,000
Payments on revolving credit facility	—	(30,000)
Net proceeds (payments) of commercial paper	389,796	(706,850)
Proceeds from the issuance of long-term debt	—	498,910
Payment of debt issuance costs	(3,829)	(3,900)
Payment of excise tax on share repurchases	(17,012)	—
Repurchases of common stock	(1,596,650)	(1,604,509)
Net proceeds from issuance of common stock	68,280	112,825
Other	(433)	(569)
Net cash used in financing activities	(1,159,848)	(1,704,093)

Effect of exchange rate changes on cash	2,180	(907)
Net increase (decrease) in cash and cash equivalents	74,268	(163,519)
Cash and cash equivalents at beginning of the period	130,245	279,132
Cash and cash equivalents at end of the period	$204,513	$115,613

Supplemental disclosures of cash flow information:
Income taxes paid	$876,513	$419,331
Interest paid, net of capitalized interest	152,090	139,228

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		September 30,
Adjusted Debt to EBITDAR:		2025	2024
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$5,915,530	$5,359,810
Add:	Letters of credit	156,259	127,234
	Unamortized discount and debt issuance costs	24,470	30,190
	Six-times rent expense	2,894,580	2,664,996
Adjusted debt		$8,990,839	$8,182,230

GAAP net income		$2,484,106	$2,388,054
Add:	Interest expense	229,870	223,293
	Provision for income taxes	670,547	643,344
	Depreciation and amortization	498,393	451,802
	Share-based compensation expense	34,439	27,163
	Rent expense (i)	482,430	444,166
EBITDAR		$4,399,785	$4,177,822

Adjusted debt to EBITDAR		2.04	1.96

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended September 30, 2025 and 2024 (in thousands):

		For the Twelve Months Ended
		September 30,
		2025	2024
Total lease cost, per ASC 842		$581,898	$530,689
Less:	Variable non-contract operating lease components, related to property taxes and insurance	99,468	86,523
Rent expense		$482,430	$444,166

	September 30,
	2025	2024
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.6	1.7
Average inventory per store (in thousands) (2)	$858	$781
Accounts payable to inventory (3)	125.9%	129.4%

		For the Three Months Ended		For the Nine Months Ended
		September 30,		September 30,
		2025	2024	2025	2024
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$616,535	$772,015	$2,128,501	$2,425,089
Less:	Capital expenditures	312,098	258,309	899,783	732,916
	Excess tax benefit from share-based compensation payments	7,441	13,666	27,714	35,044
Free cash flow		$296,996	$500,040	$1,201,004	$1,657,129

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue Disaggregation (in thousands):
Sales to do-it-yourself customers	$2,304,804	$2,219,727	$6,585,229	$6,376,212
Sales to professional service provider customers	2,307,782	2,043,394	6,502,215	5,930,744
Other sales and sales adjustments	93,110	101,316	280,234	305,922
Total sales	$4,705,696	$4,364,437	$13,367,678	$12,612,878

	For the Three Months Ended		For the Nine Months Ended		For the Twelve Months Ended
	September 30,		September 30,		September 30,
	2025	2024	2025	2024	2025	2024
Store Count:
Beginning domestic store count	6,360	6,152	6,265	6,095	6,187	6,063
New stores opened	46	35	141	92	219	125
Stores closed	—	—	—	—	—	(1)
Ending domestic store count	6,406	6,187	6,406	6,187	6,406	6,187

Beginning Mexico store count	98	69	87	62	78	48
New stores opened	9	9	20	16	29	30
Ending Mexico store count	107	78	107	78	107	78

Beginning Canada store count	25	23	26	—	26	—
New stores opened	—	3	—	3	—	3
Stores acquired	—	—	—	23	—	23
Stores closed	—	—	(1)	—	(1)	—
Ending Canada store count	25	26	25	26	25	26

Total ending store count	6,538	6,291	6,538	6,291	6,538	6,291

	For the Three Months Ended		For the Twelve Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Store and Team Member Information:
Total employment	93,269	92,709
Square footage (in thousands) (4)	50,980	47,949
Sales per weighted-average square foot (4)(5)	$90.80	$89.17	$344.65	$340.84
Sales per weighted-average store (in thousands) (4)(6)	$720	$689	$2,701	$2,620

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. and Puerto Rico operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions, or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions, or closures.